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Exhibit 99.1

Rush Enterprises Inc. Reports Third Quarter Results

SAN ANTONIO—October 21, 2003—Rush Enterprises Inc. (Nasdaq: RUSHA; Nasdaq: RUSHB) today announced results for the quarter ended September 30, 2003. Rush Enterprises' continuing operations include the largest network of Peterbilt heavy-duty truck dealerships in North America and a construction equipment dealership in Houston.

In the third quarter 2003, the Company's gross revenues totaled $222.8 million, as compared with gross revenues of $224.9 million reported for the third quarter ended September 30, 2002. Sales of new trucks were down this quarter compared to the third quarter of 2002 due to a wave of pre-buys in 2002 that were prompted by new emissions laws that went into effect on October 1, 2002. Income from continuing operations was $3.2 million, or $0.21 per diluted share, during the third quarter of 2003 compared to $3.3 million, or $0.23 per diluted share in the third quarter of 2002. Net income for the quarter was $3.2 million, or $0.21 per diluted share, compared with net income of $2.9 million, or $0.20 per diluted share, reported in the quarter ended September 30, 2002. The Company recorded a net loss from discontinued operations of $36,000 in the third quarter of 2003. This loss consists primarily of real estate carrying costs related to the Company's retail center in Hockley, Texas, offset by operating profits in the Company's retail center in Seguin, Texas.

The Company's heavy-duty truck segment recorded revenues of $211.2 million in the third quarter of 2003, compared to $214.2 million in the third quarter of 2002. The Company delivered 1,307 new trucks and 684 used trucks during the third quarter of 2003 compared to 1,587 new trucks and 537 used trucks for the same period in 2002. Parts, service and body shop sales increased 22.5 percent from $51.0 million in the third quarter of 2002 to $62.5 million in the third quarter of 2003.

The Company's construction equipment segment recorded revenues of $9.5 million in the third quarter of 2003 compared to $8.4 million in the third quarter of 2002. New and used construction equipment unit sales revenue increased $1.0 million, or 19.6 percent, from the third quarter of 2002 to the third quarter of 2003. Parts and service sales increased 14.3 percent from $2.8 million in the third quarter of 2002 to $3.2 million in the third quarter of 2003. Lease and rental sales decreased $121,000, or 50.8 percent, from the third quarter of 2002 to the third quarter of 2003.

In announcing the results, W. Marvin Rush, chairman and chief executive officer of Rush Enterprises, said, "While truck sales declined from the third quarter of last year, our sales were up 32% compared to the second quarter of this year, furthermore, we are optimistic about the future, due to the unmistakable upturn in the overall economy. Historically, an accelerating economy has created increased demand for heavy-duty trucks and we believe that this cycle will be no different.

"We are well positioned to benefit from this upturn, due to the fact that we have increased our dealership locations from 22 to 39, streamlined our expense structure and strengthened our back-end operations." Mr. Rush added that "the Company continues to explore opportunities to open additional dealerships in new geographic markets."

Rush Enterprises operates the largest network of Peterbilt heavy-duty truck dealerships in North America and a John Deere construction equipment dealership in Houston, Texas. Its current operations include a network of dealerships located in Texas, California, Oklahoma, Louisiana, Colorado, Arizona, New Mexico, Alabama and Florida. These dealerships provide an integrated, one-stop source for the retail sale of new and used heavy-duty trucks and construction equipment; aftermarket parts, service and body shop facilities; and a wide array of financial services, including the financing of truck and equipment sales, insurance products and leasing and rentals.

Certain statements contained herein, including those concerning industry conditions, are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, competitive factors, general economic conditions, cyclicality, economic conditions in the new and used truck and construction equipment markets, customer relations, relationships with vendors, the interest rate environment, governmental regulation and supervision, seasonality, distribution networks, product introductions and acceptance, technological change, changes in industry practices, onetime events and other factors described herein and in filings made by the company with the Securities and Exchange Commission.

Contact:
                Rush Enterprises Inc., San Antonio
                Martin A. Naegelin Jr., 830-626-5230

                Adam Friedman Associates
                Barbara Cano, 212-981-2529 ext 22

RUSH ENTERPRISES, INC., AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2003 AND DECEMBER 31, 2002

(In Thousands, Except Shares and Per Share Amounts)

	September 30, 2003 (unaudited)	December 31, 2002 (audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$22,225	$24,763
Accounts receivable, net	26,532	24,935
Inventories	134,938	115,333
Assets held for sale	9,346	16,962
Prepaid expenses and other	1,228	1,764
Deferred income taxes	3,292	4,375

Total current assets	197,561	188,132
PROPERTY AND EQUIPMENT, net	117,164	117,859
OTHER ASSETS, net	43,063	38,519

Total assets	$357,788	$344,510

LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
Floor plan notes payable	$107,904	$89,288
Current maturities of long-term debt	22,738	24,958
Advances outstanding under lines of credit	17,413	22,395
Trade accounts payable	13,722	15,082
Accrued expenses	28,646	28,414

Total current liabilities	190,423	180,137
LONG-TERM DEBT, net of current maturities	67,147	69,958
DEFERRED INCOME TAXES, net	14,809	14,720
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
Preferred stock, par value $.01 per share; 1,000 shares authorized; 0 shares outstanding in 2001 and 2002	—	—
Common stock, par value $.01 per share; 50,000,000 shares authorized; 14,004,088 shares outstanding in 2002 and 14,007,301 shares outstanding in 2003	140	140
Additional paid-in capital	39,155	39,155
Retained earnings	46,114	40,400

Total shareholders' equity	85,409	79,695

Total liabilities and shareholders' equity	$357,788	$344,510

RUSH ENTERPRISES, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002
REVENUES:
New and used truck sales	$140,641	$156,224	$343,487	$357,553
Parts and service	67,053	54,930	186,135	160,519
Construction equipment sales	6,102	5,080	20,278	17,521
Lease and rental	6,549	6,244	18,992	18,643
Finance and insurance	1,619	1,661	4,550	3,974
Other	831	714	2,228	1,637

Total revenues	222,795	224,853	575,670	559,847
COST OF PRODUCTS SOLD	181,373	185,795	461,655	453,640

GROSS PROFIT	41,422	39,058	114,015	106,207
SELLING, GENERAL AND ADMINISTRATIVE	32,306	29,804	92,249	83,955
DEPRECIATION AND AMORTIZATION	2,263	2,158	6,705	6,467

OPERATING INCOME	6,853	7,096	15,061	15,785
INTEREST EXPENSE, NET	1,580	1,650	4,741	4,877
GAIN ON SALE OF ASSETS	43	99	342	111

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	5,316	5,545	10,662	11,019
PROVISION FOR INCOME TAXES	2,126	2,218	4,265	4,408

INCOME FROM CONTINUING OPERATIONS	3,190	3,327	6,397	6,611
(LOSS) FROM DISCONTINUED OPERATIONS, NET	(36)	(431)	(683)	(1,292)

NET INCOME	$3,154	$2,896	$5,714	$5,319

EARNINGS (LOSS) PER COMMON SHARE-BASIC
Income from continuing operations	$.23	$.24	$.46	$.47

Net income (loss)	$.23	$.21	$.41	$.38

EARNINGS (LOSS) PER COMMON SHARE-DILUTED
Income from continuing operations	$.21	$.23	$.43	$.46

Net income (loss)	$.21	$.20	$.39	$.37

Weighted average shares outstanding:
Basic	14,007	14,004	14,007	14,004

Diluted	15,079	14,536	14,720	14,504

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Rush Enterprises Inc. Reports Third Quarter Results
RUSH ENTERPRISES, INC., AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS SEPTEMBER 30, 2003 AND DECEMBER 31, 2002
RUSH ENTERPRISES, INC., AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (In Thousands, Except Per Share Amounts) (Unaudited)